Exhibit 99.1

PRESS RELEASE

MSCI Appoints Baer Pettit as President and Laurent Seyer as Chief Operating Officer

NEW YORK – November 2, 2017 – MSCI Inc. (NYSE: MSCI), a leading provider of indexes and portfolio construction and risk management tools and services for global investors, announced today that, effective October 31, 2017, its Board of Directors has appointed C.D. Baer Pettit to the position of President. Mr. Pettit will oversee MSCI’s business functions, including client coverage and marketing, product management, research, technology and operations, reporting to Henry A. Fernandez, Chairman and Chief Executive Officer.

Concurrent with this change, the Board has also appointed Laurent Seyer to the position of Chief Operating Officer, in addition to his current role as Chief Client Officer. The Chief Operating Officer role will be re-positioned to be more aligned with our client and go-to-market strategies already led by Mr. Seyer, who will continue to manage MSCI’s sales, marketing, client relationship management and client service teams globally. Mr. Seyer will report to Mr. Pettit.

“As we continue to capitalize on the significant growth opportunities in our industry, we are broadening and deepening our senior management team to help us achieve the organizational scale necessary to execute our long-term strategy. I am very pleased to have leaders of the caliber of Baer and Laurent take on these senior roles in our Company. I look forward to working closely with them in the years ahead,” said Mr. Fernandez.

“Over the course of his career at MSCI, Baer has successfully led key strategic and operational initiatives, including cultivating many of our largest client relationships, developing some of our most valuable products and services, and driving the integration of our products and global operations,” concluded Mr. Fernandez.

Mr. Pettit has served as the Company’s Chief Operating Officer since October 2015. He previously served as Head of the Product Group from February 2015 to September 2015, Head of Index Products from 2011 to 2015, Head of Marketing from 2005 to 2012 and Head of Client Coverage from 2001 to 2012. Prior to joining the Company, Mr. Pettit worked for Bloomberg L.P. from 1992 to 1999. Mr. Pettit holds a Master of Arts degree in history from Cambridge University and a Master of Science degree from the School of Foreign Service at Georgetown University.

Mr. Seyer has served as Chief Client Officer since September 2016. He previously served as the Global Head of Client Coverage from 2014 to 2016. Prior to joining MSCI, Mr. Seyer worked for AXA Investment Managers in Paris, most recently as Global Head of the Client Group. Prior to that, he spent 24 years at Societe Generale in a number of leadership positions, including as CEO of Lyxor Asset Management. Mr. Seyer graduated from Institut d’Etudes Politiques of Paris, where he studied law and economics.

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About MSCI

For more than 45 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 99 of the top 100 largest money managers, according to the most recent P&I ranking.

For more information, visit us at www.msci.com. MSCI#IR

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”) on February 24, 2017 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT:

MSCI Inc.

Investors

Stephen Davidson, + 1 212-981-1090

stephen.davidson@msci.com

or

Media

Peyton Kay, + 1 212-981-7463

peyton.kay@msci.com